EXHIBIT 99.1

Worthington Steel Reports First Quarter Fiscal 2025 Results

COLUMBUS, Ohio, September 25, 2024 – Worthington Steel, Inc. (NYSE: WS), a market-leading, value-added metals processing company, today reported financial results for the fiscal 2025 first quarter ended August 31, 2024.

First Quarter Highlights (all comparisons to the first quarter of fiscal 2024):

•
Net sales of $834.0 million decreased 8% compared to $905.8 million.
•
Operating income of $43.4 million compared to $69.7 million.
•
Net earnings attributable to controlling interest of $28.4 million compared to $58.5 million.
•
Net earnings per diluted share attributable to controlling interest of $0.56 compared to $1.19; Adjusted net earnings per diluted share attributable to controlling interest of $0.56 compared to $1.26.
•
Adjusted EBIT of $39.4 million compared to $80.5 million.
•
Declared a quarterly dividend of $0.16 per share payable on December 27, 2024, to shareholders of record on December 13, 2024.

“The first quarter of fiscal year 2025 was solid for Worthington Steel despite some headwinds,” said Geoff Gilmore, president and CEO of Worthington Steel. “Our teams are focused on serving our customers and managing the dynamics of our industry and the markets we serve. Demand is stable and we continue to deliver unique, custom, value-added solutions for our customers by transforming metals, providing lightweighting solutions and supporting electrification.”

Financial highlights for the fiscal 2025 period and the comparative period are as follows:

(In millions, except volume and per share amounts)

	1Q 2025	1Q 2024
Volume (tons)	994,093	1,023,545

Net sales	$834.0	$905.8
Operating income	43.4	69.7
Net earnings attributable to controlling interest	28.4	58.5
Adjusted EBIT (Non-GAAP)(1)	39.4	80.5
Equity in net income of unconsolidated affiliate	1.3	9.0

Net earnings per diluted share attributable to controlling interest	$0.56	$1.19
Impairment of long-lived assets per diluted share (after-tax)	-	0.01
Separation costs per diluted share (after-tax)	-	0.06
Adjusted net earnings per diluted share attributable to controlling interest (Non-GAAP)(1)	$0.56	$1.26

(1)
Results in both the current year period and prior year period were impacted by certain items, as further discussed in the Non-GAAP Financial Measures / Supplemental Data section later in this release.

Quarterly Results

Net sales for the first quarter of fiscal 2025 were $834.0 million, a decrease of $71.8 million, or 8%, compared to the prior year quarter. The decrease was driven primarily by a 6% decrease in direct selling prices and a 4% decrease in direct tons and a 2% decrease in toll tons sold in the first quarter of fiscal 2025 compared to the prior year quarter. This was partially offset by more favorable mix within toll tons sold. The mix of direct tons versus toll tons processed was 56% to 44% in the first quarter of fiscal 2025 and the prior year quarter.

Gross margin decreased by $28.1 million over the prior year quarter to $100.4 million. The decrease was driven primarily by lower direct spreads and lower volume. Direct spreads, down $19.9 million, were impacted by a $32.1 million unfavorable change from an estimated $15.5 million inventory holding gain in the prior year quarter to an estimated $16.6 million inventory holding loss in the first quarter of fiscal 2025.

Operating income decreased $26.3 million from the prior year quarter to $43.4 million, primarily due to a $28.1 million decline in gross margin and a $3.2 million increase in selling, general and administrative (“SG&A”) expense driven by an increase in wage and benefit costs as well as costs of being a stand-alone public company. The decrease in operating income was partially offset by a $3.6 million decrease in costs associated with the Company’s December 1, 2023, separation from Worthington Enterprises, Inc. (“Separation”) compared to the prior year quarter. Additionally, there were no impairments of long-lived assets in the first quarter of fiscal 2025, as compared to $1.4 million in the prior year quarter.

The Company reported net earnings attributable to controlling interest of $28.4 million, or $0.56 per diluted share, for its fiscal 2025 first quarter. For the prior year quarter, the Company recorded net earnings attributable to controlling interest of $58.5 million, or $1.19 per diluted share.

Adjusted net earnings attributable to controlling interest of $28.4 million, or $0.56 per diluted share, compares to the prior year quarter adjusted net earnings attributable to controlling interest of $62.0 million, or $1.26 per diluted share. The prior year quarter adjusted results exclude both $2.8 million in after-tax Separation costs, or $0.06 per diluted share, and $0.7 million in after-tax impairment of long-lived assets, or $0.01 per diluted share.

Balance Sheet, Cash Flow and Capital Allocation

As of August 31, 2024, the Company had cash and cash equivalents of $36.0 million. During the first quarter of fiscal 2025, the Company generated cash flow from operations of $54.6 million compared to cash used in operations of $20.7 million in the prior year period. Capital expenditures for the first quarter of fiscal 2025 equaled $21.5 million compared to $17.3 million in the prior year quarter. The increase in capital expenditures was substantially related to the previously announced strategic expansions of the Company’s electrical steel operations in Mexico and Canada. The Company generated positive free cash flow (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) of $33.1 million in the first quarter of fiscal 2025 compared to a negative free cash flow of $38.0 million in the prior year quarter.

The Company ended the first quarter of fiscal 2025 with debt of $122.2 million under its revolving credit facility and $36.0 million in cash and cash equivalents, resulting in a net debt (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) position of $86.2 million.

The Board of Directors declared a quarterly dividend of $0.16 per common share. The dividend is payable on December 27, 2024, to shareholders of record at the close of business on December 13, 2024.

Conference Call

The Company will review fiscal 2025 first quarter results during its quarterly conference call on September 26, 2024, beginning at 8:30 a.m., Eastern Time. Details regarding the conference call are located in the investor section of the Company’s website at www.WorthingtonSteel.com.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions are driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 5,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “expect,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the Company’s separation from Worthington Enterprises, Inc. (the “Separation”); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the tax treatment of the Separation transaction; the leadership of the Company following the Separation; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: our ability to successfully realize the anticipated benefits of the Separation; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, as well as potential adverse impacts as a result of the Inflation Reduction Act of 2022, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and

Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the United States and potential changes for such laws, which may increase the Company's costs and negatively impact its operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the SEC, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	August 31,
	2024	2023
Net sales	$834.0	$905.8
Cost of goods sold	733.6	777.3
Gross margin	100.4	128.5
Selling, general and administrative expense	57.0	53.8
Impairment of long-lived assets	-	1.4
Separation costs	-	3.6
Operating income	43.4	69.7
Other income (expense):
Miscellaneous income (expense), net	(5.9)	0.9
Interest expense, net	(2.6)	(0.5)
Equity in net income of unconsolidated affiliate	1.3	9.0
Earnings before income taxes	36.2	79.1
Income tax expense	4.0	17.0
Net earnings	32.2	62.1
Net earnings attributable to noncontrolling interests	3.8	3.6
Net earnings attributable to controlling interest	$28.4	$58.5

Basic
Weighted average common shares outstanding(1)	49.4	49.3
Earnings per share attributable to controlling interest	$0.57	$1.19

Diluted
Weighted average common shares outstanding(2)	50.4	49.3
Earnings per share attributable to controlling interest	$0.56	$1.19

Common shares outstanding at end of period(1)	49.4	49.3

Cash dividends declared per share	$0.16	n/a

(1)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Basic) and Common shares outstanding at end of period reflects the basic shares at the Separation. This share amount is being utilized for the calculation of basic earnings per share for periods presented prior to the Separation.

(2)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Diluted) reflects the basic shares at the Separation. This share amount is being utilized for the calculation of diluted earnings per share for periods presented prior to the Separation.

WORTHINGTON STEEL, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	August 31,	May 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$36.0	$40.2
Receivables, less allowances of $2.7 and $3.2, respectively	443.4	472.6
Inventories
Raw materials	157.5	150.2
Work in process	150.2	176.8
Finished products	84.4	78.3
Total inventories	392.1	405.3
Income taxes receivable	7.6	4.2
Assets held for sale	2.9	2.9
Prepaid expenses and other current assets	73.5	76.6
Total current assets	955.5	1,001.8
Investment in unconsolidated affiliate	136.3	135.0
Operating lease assets	70.8	72.9
Goodwill	79.7	79.6
Other intangible assets, net of accumulated amortization of $46.8 and $45.3, respectively	75.5	77.0
Deferred tax asset	8.5	8.5
Other assets	16.5	16.8
Property, plant and equipment:
Land	38.0	37.9
Buildings and improvements	178.4	177.1
Machinery and equipment	902.3	893.8
Construction in progress	99.1	83.6
Total property, plant and equipment	1,217.8	1,192.4
Less: accumulated depreciation	731.2	717.6
Total property, plant and equipment, net	486.6	474.8
Total assets	$1,829.4	$1,866.4

Liabilities and equity
Current liabilities:
Accounts payable	$359.3	$380.4
Short-term borrowings	122.2	148.0
Accrued compensation, contributions to employee benefit plans and related taxes	39.6	52.8
Dividends payable	8.8	8.7
Other accrued items	13.3	15.7
Current operating lease liabilities	7.4	7.6
Income taxes payable	7.3	5.2
Total current liabilities	557.9	618.4
Other liabilities	34.8	34.3
Noncurrent operating lease liabilities	66.4	68.3
Deferred income taxes	27.1	27.9
Total liabilities	686.2	748.9
Preferred shares, without par value; authorized – 1,000,000 shares; no shares issued or outstanding	-	-
Common shares, without par value; authorized – 150,000,000 shares; issued
and outstanding 49,424,731 shares and 49,331,514 shares, respectively	-	-
Additional Paid-in Capital	906.7	905.3
Retained Earnings	106.3	86.1
Accumulated other comprehensive loss, net of taxes of $(1.8) and $(1.7), respectively	(3.9)	(6.1)
Total Shareholders’ equity - controlling interest	1,009.1	985.3
Noncontrolling interests	134.1	132.2
Total equity	1,143.2	1,117.5
Total liabilities and equity	$1,829.4	$1,866.4

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)

(Unaudited)

	Three Months Ended
	August 31,
	2024	2023
Operating activities:
Net earnings	$32.2	$62.1
Adjustment to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	16.2	16.9
Impairment of long-lived assets	-	1.4
Benefit from deferred income taxes	(0.9)	(0.1)
Bad debt income	(0.2)	(0.7)
Equity in net income of unconsolidated affiliate, net of distributions	(1.3)	(9.0)
Net loss on sale of assets	0.1	-
Stock-based compensation	2.4	2.8
Changes in assets and liabilities:
Receivables	28.5	(32.9)
Inventories	13.2	(43.2)
Accounts payable	(25.5)	3.6
Accrued compensation and employee benefits	(13.2)	(3.5)
Other operating items, net	3.1	(18.1)
Net cash provided by (used in) operating activities	54.6	(20.7)

Investing activities:
Investment in property, plant and equipment	(21.5)	(17.3)
Net cash used in investing activities	(21.5)	(17.3)

Financing activities:
Transfers from the Former Parent, net	-	37.4
Repayment of short-term borrowings	(15.0)	(2.8)
Proceeds from revolving credit facility borrowings - swing loans	146.6	-
Repayments of revolving credit facility borrowings - swing loans	(157.4)	-
Proceeds from issuance of common shares, net of tax withholdings	(1.6)	-
Payments to noncontrolling interests	(1.9)	(1.9)
Dividends paid	(8.0)	-
Net cash provided by (used in) financing activities	(37.3)	32.7

Decrease in cash and cash equivalents	(4.2)	(5.3)
Cash and cash equivalents at beginning of period	40.2	32.7
Cash and cash equivalents at end of period	$36.0	$27.4

WORTHINGTON STEEL, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In millions, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also presents certain non-GAAP financial measures including (a) adjusted operating income, (b) adjusted earnings before income taxes, (c) adjusted income tax expense, (d) adjusted net earnings attributable to controlling interest, (e) adjusted net earnings per diluted share attributable to controlling interest, (f) net earnings before interest and taxes attributable to controlling interest (“EBIT”), (g) adjusted net earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”), (h) net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“EBITDA”), (i) adjusted net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“adjusted EBITDA”), (j) free cash flow, (k) total debt less cash and cash equivalents (“net debt”), and (l) pro forma adjusted net earnings before interest and taxes attributable to controlling interest (“pro forma adjusted EBIT”).

These non-GAAP financial measures typically exclude impairment and restructuring charges (gains), but may also exclude other items that management believes are not reflective of, and thus should not be included when evaluating the performance of, the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation and believes these non-GAAP financial measures provide useful information to investors because they provide additional perspective on the performance of the Company’s ongoing operations. Additionally, management believes these non-GAAP financial measures provide useful information to investors because they allow for meaningful comparisons and analysis of trends in the Company’s business and enable investors to evaluate operations and future prospects in the same manner as management.

For the purposes of the subsequent tables, the non-GAAP measures have been adjusted for the items identified below:

•
Impairment of long-lived assets - impairments are excluded because they do not occur in the ordinary course of the Company’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
•
Separation costs - direct and incremental costs incurred in connection with the Separation from the Former Parent, including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions which are not part of the Company’s ongoing operations.
•
Tax indemnification adjustment - tax benefit and indemnification payable adjustments reported in Miscellaneous income (expense), net and income tax expense related to an indemnification agreement with the former owners of Tempel Steel Company (“Tempel”) as a result of a current quarter favorable tax ruling in one of the jurisdictions in which Tempel operates. The indemnification agreement, which was entered into with the former Tempel owners at the time the Company acquired Tempel, provides protection to the Company from rulings by tax authorities through the acquisition date.

The following provides a reconciliation to the non-GAAP financial measures adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense, adjusted net earnings attributable to controlling interest and adjusted net earnings per diluted share attributable to controlling interest from the most comparable GAAP measures for the three-month periods ended August 31, 2024, and August 31, 2023.

	Three Months Ended August 31, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$43.4	$36.2	$4.0	$28.4	$0.56
Tax indemnification adjustment	-	4.4	4.4	-	-
Non-GAAP	$43.4	$40.6	$8.4	$28.4	$0.56

	Three Months Ended August 31, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$69.7	$79.1	$17.0	$58.5	$1.19
Impairment of long-lived assets	1.4	1.4	(0.2)	0.7	0.01
Separation costs	3.6	3.6	(0.8)	2.8	0.06
Non-GAAP	$74.7	$84.1	$16.0	$62.0	$1.26

To further assist in the analysis of results for the periods presented, the following volume and net sales information for three-month periods ended August 31, 2024, and August 31, 2023, has been provided along with a reconciliation of the non-GAAP financial measures, EBIT, adjusted EBIT and adjusted EBITDA to the most comparable GAAP measure, which is net earnings attributable to controlling interests. Net earnings margin is calculated by dividing net earnings attributable to controlling interest by net sales. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

	Three Months Ended
	August 31,
(In millions, except volume)	2024	2023
Volume (tons)	994,093	1,023,545
Net sales	$834.0	$905.8

Net earnings attributable to controlling interest	$28.4	$58.5
Interest expense, net	2.6	0.5
Income tax expense	4.0	17.0
EBIT	35.0	76.0
Impairment of long-lived assets(1)	-	0.9
Separation costs	-	3.6
Tax indemnification adjustment	4.4	-
Adjusted EBIT	39.4	80.5
Depreciation and amortization	16.2	16.9
Adjusted EBITDA	$55.6	$97.4

Net earnings margin	3.4%	6.5%
Adjusted EBIT margin	4.7%	8.9%
Adjusted EBITDA margin	6.7%	10.8%

(1)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million in the prior year period.

The table below provides a reconciliation from net earnings (loss) attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for each of the past five fiscal quarters and the 12 months ended August 31, 2024, and the 12 months ended May 31, 2024.

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2024	2024	2024	2024
Net earnings (loss) attributable to controlling interest	$28.4	$53.2	$49.0	$(6.0)	$58.5
Interest expense, net	2.6	2.4	2.9	0.2	0.5
Income tax expense (benefit)	4.0	17.6	14.0	(2.5)	17.0
Depreciation and amortization	16.2	16.1	15.9	16.4	16.9
EBITDA	51.2	89.3	81.8	8.1	92.9
Impairment of long-lived assets	-	-	-	-	0.9
Separation costs	-	-	1.0	14.9	3.6
Tax indemnification adjustment	4.4	(2.8)	-	-	-
Adjusted EBITDA	$55.6	$86.5	$82.8	$23.0	$97.4

Trailing 12 months adjusted EBITDA	$247.9	$289.7

The following provides a reconciliation of net cash provided by (used in) operating activities (the most comparable GAAP financial measure) to free cash flow for each of the past five fiscal quarters and the 12 months ended August 31, 2024. Free cash flow is a non-GAAP financial measure that management believes measures the Company’s ability to generate cash beyond what is required for its business operations and capital expenditures.

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2024	2024	2024	2024
Net cash provided by (used in) operating activities	$54.6	$35.6	$44.7	$139.9	$(20.7)
Investment in property, plant and equipment	(21.5)	(44.8)	(22.4)	(18.9)	(17.3)
Free cash flow	$33.1	$(9.2)	$22.3	$121.0	$(38.0)

Trailing 12 months free cash flow	$167.2

The following provides a reconciliation of total debt (the most comparable GAAP financial measure) to the non-GAAP financial measure net debt. Net debt is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt, and long-term debt). As of August 31, 2024, and May 31, 2024, the Company had no long-term debt borrowings. The calculation of net debt as of August 31, 2024, and May 31, 2024, is outlined below.

	August 31,	May 31,
	2024	2024
Total debt	$122.2	$148.0
Less: cash and cash equivalents	(36.0)	(40.2)
Net debt	$86.2	$107.8

To further assist in the analysis of results for the periods presented, the following information for the three-month periods ended August 31, 2024, and August 31, 2023, has been provided along with a reconciliation of net earnings attributable to controlling interest (the most comparable GAAP financial measure) to pro forma adjusted EBIT. Pro forma adjusted EBIT is a non-GAAP financial measure that management believes includes incremental and on-going impacts to the Company’s operating results as a stand-alone public company resulting from the Separation from the Former Parent. The pro forma financial information assumes the Separation occurred on June 1, 2022, the first day of the Company’s 2023 fiscal year.

The pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. It is not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only, and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the date of this release.

There were no incremental pro forma adjustments made for the three months ended August 31, 2024, given this period included the actual results of operating as a stand-alone public company. For the three months ended August 31, 2023, the adjustments included in the information below represent the adjustments for the period prior to the Separation.

	Three Months Ended
	August 31,
	2024	2023
Net earnings attributable to controlling interest	$28.4	$58.5
Interest expense, net	2.6	0.5
Income tax expense	4.0	17.0
EBIT	35.0	76.0
Impairment of long-lived assets(1)	-	0.9
Separation costs	-	3.6
Tax indemnification adjustment	4.4	-
Adjusted EBIT	39.4	80.5
Pro Forma Adjustments:
Incremental steel supply agreement margin(2)	-	0.9
Incremental stand-alone corporate costs(3)	-	(4.4)
Total Pro Forma Adjustments	-	(3.5)
Pro Forma Adjusted EBIT	$39.4	$77.0

(1)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million in the prior year period.
(2)
Reflects the incremental margin on sales to the Former Parent under the steel supply agreement between the Company and the Former Parent.
(3)
Includes an increase in SG&A expense for the three months ended August 31, 2023, to capture the effects of recurring and ongoing costs required to operate the Company’s stand-alone corporate functions as well as public company costs, offset by lower corporate profit sharing and bonus expense post-separation than what was allocated to the Company in the combined financial statements due to the employee matters agreement with the Former Parent.

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